United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2006

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South Provo, Utah		84606
(Address of principal executive offices)		(Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.01       Change in Registrant’s Certifying Accountant

On March 31, 2006, Nature’s Sunshine Products, Inc. (the “Company”) received a letter from KPMG LLP (“KPMG”), pursuant to which KPMG resigned as the Company’s independent registered public accounting firm. The Company reported KPMG’s resignation in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2006 (the “April 3, 2006 Form 8-K”) and included as an exhibit to the April 3, 2006 Form 8-K a copy of the KPMG letter. On April 14, 2006, at approximately 4:00 p.m., the Company received a letter from KPMG addressed to the SEC (the “Letter”) stating its agreements and disagreements with the disclosure made in the April 3, 2006 Form 8-K. A copy of the Letter was previously filed earlier today, April 18, 2006, as an exhibit to a Form 8-K/A.

The purpose of this Form 8-K/A is to briefly respond to certain of the factual items contained in the Letter.

The Letter states in the first paragraph that KPMG was previously principal accountants for the Company and on March 14, 2005 reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003. The Letter should also have stated that KPMG’s report on March 14, 2005 included the consolidated financial statements of the Company as of and for the year ended December 31, 2002.

The Letter states in the fourth paragraph that “The Board Chairman, Ms. Kristine Hughes, and Board members Ms. Pauline Hughes and Mr. Eugene Hughes stated that they would not terminate Mr. Faggioli”. The Company points out that the Board of Directors requested and Mr. Faggioli agreed to step down as President, Chief Executive Officer and Director pending the conclusion of the investigation. Mr. Faggioli’s decision to step down is reflected in the April 3, 2006 Form 8-K.

In referring to the ninth paragraph of the April 3, 2006 Form 8-K, the Letter states that “The Company, in the Form 8-K, did not identify which matters it considered to be reportable events. We observe that the following are reportable events within the meaning of the Item 304(a)(1)(v) of Regulation S-K:

1.             We advised the Company’s Audit Committee that, because of issues outlined and conclusions reached in the Preliminary Report of the Investigative Team, we could no longer rely on management’s representations.

2.             We advised the Company’s Audit Committee that as a result of information brought to our attention by the findings and conclusions reached in the Preliminary Report previously issued financial statements could no longer be relied upon and it would be necessary to expand significantly the scope of our audit with respect to the Company’s 2005 and previously issued financial statements.

3.             We advised the Company’s Audit Committee that the Company had failed to take timely and appropriate remedial actions.

With respect to item 1 above, the Company points out that this disclosure is contained in the eleventh paragraph of the April 3, 2006 Form 8-K, as follows:

“Representatives of KPMG have discussed with the Audit Committee that, because of the issues outlined in the Preliminary Report, KPMG can no longer rely on management’s representations previously delivered to KPMG and the issues raised in the investigation may impact the reliability of KPMG’s previously issued audit reports.”

With respect to item 2, as discussed in the April 3, 2006 Form 8-K, the Company points out that on March 20, 2006, it filed a Form 8-K under item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review (the “March 20, 2006 Form 8-K”). In the March 20, 2006 Form 8-K, the Company disclosed that the financial reports previously issued with the Forms 10-Q for the first three fiscal quarters of 2005, 2004, 2003 and 2002 and the Forms 10-K for the fiscal years ended 2004, 2003 and 2002 should not be relied upon.

As disclosed in the March 20, 2006 Form 8-K, the determination that the Company’s previously issued financial statements should not be relied upon was made by the Company’s Audit Committee in consultation with KPMG. KPMG was given an opportunity to review and comment on the drafts of the March 20, 2006 Form 8-K prior to its filing.

With respect to item 3, the Company filed as an exhibit to its April 3, 2006 Form 8-K the KPMG letter which contains the view of KPMG with respect to the timeliness of remedial actions taken by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2006	By:

  NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Stephen M. Bunker
	Name:	Stephen M. Bunker
	Title:	Chief Financial Officer, Vice President of Finance and Treasurer of the Company